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                             1-800-FLOWERS.COM, INC.

                           INVESTORS' RIGHTS AGREEMENT

                                   DATED AS OF

                                  MAY 20, 1999
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                                TABLE OF CONTENTS

                                                                            Page
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1. DEFINITIONS.................................................................1
   1.1      Capitalized Terms..................................................1
   1.2      Definitions........................................................1

2. registration rights.........................................................3
   2.1      Demand Registration Rights.........................................3
   2.2      Company Registration...............................................5
   2.3      Obligations of the Company.........................................6
   2.4      Furnish Information................................................8
   2.5      Expenses of Registration...........................................8
   2.6      Underwriting Requirements..........................................9
   2.7      Damages............................................................9
   2.8      Indemnification....................................................9
   2.9      Reports Under Securities Exchange Act of 1934.....................11
   2.10     Form S-3 Registration.............................................12
   2.11     Assignment of Registration Rights.................................13
   2.12     Limitations on Subsequent Registration Rights.....................13
   2.13     "Market Stand-Off"Agreement.......................................13
   2.14     Amendments........................................................14
   2.15     Termination of Registration Rights................................14

3. Covenants of the Company AND THE INVESTORS.................................14
   3.1      Pre-emptive Rights................................................14
   3.2      Delivery of Financial Statements..................................16
   3.3      Inspection........................................................16
   3.4      Right of First Refusal............................................16

4. MISCELLANEOUS..............................................................17
   4.1      Survival of Covenants.............................................17
   4.2      Legend on Securities..............................................17
   4.3      Successors and Assigns............................................17
   4.4      Governing Law.....................................................18
   4.5      Counterparts......................................................18
   4.6      Titles and Subtitles; Gender......................................18
   4.7      Notices...........................................................18
   4.8      Expenses..........................................................18
   4.9      Amendments and Waivers............................................19
   4.10     Severability......................................................19
   4.11     Aggregation of Stock..............................................19
   4.12     Entire Agreement; Amendment; Waiver...............................19


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                           INVESTORS' RIGHTS AGREEMENT

                  THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 20th day of May, 1999, by and between 1-800-FLOWERS.COM, Inc., a Delaware corporation (the "Company"), Mr. James F. McCann and Mr. Christopher G. McCann (collectively, the "Management Stockholders"), and the persons designated as Investors on the signature pages hereto (each, an "Investor" and, collectively, the "Investors").

                                    RECITALS

                  WHEREAS, the Company, the Management Stockholders and the Investors are parties to the Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

                  WHEREAS, in order to induce the Company and the Management Stockholders to enter into the Purchase Agreement and to induce the Investors that are parties to the Purchase Agreement to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Management Stockholders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Management Stockholders to cause the Company to register shares of Common Stock issued or issuable to the Investors and the Management Stockholders and certain other matters as set forth herein.

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. DEFINITIONS.

                  1.1 CAPITALIZED TERMS. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                  1.2 DEFINITIONS. The following capitalized terms as used in this Agreement shall have the meanings set forth below.

                  (a) An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) The term "Board of Directors" means the Board of Directors of the Company.

                  (c) The term "Class B Common Stock" shall mean the Class B Common Stock of the Company, par value $0.01 per share, and any other securities into which the Class B Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.
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                  (d) The term "Common Stock" (including the shares of Class A
Common Stock issued or issuable upon conversion of the Class B Common Stock and the Preferred Stock) shall mean the Class A Common Stock of the Company, par value $0.01 per share, and any other securities into which the Class A Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC in lieu of such form as currently in effect which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (f) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.11 hereof.

                  (g) The term "Initial Public Offering" shall mean the initial sale of securities pursuant to an effective registration statement filed by the Company under the Securities Act (as hereinafter defined) in connection with a firm commitment underwritten offering of its securities to the general public.

                  (h) The term "Investor" shall mean an Investor or its Permitted Transferees.

                  (i) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (j) The term "Permitted Transferee" shall mean (i) with respect to any Management Stockholder or an Investor, (A) the spouse, children, grandchildren or parents thereof, or a trust of which such Management Stockholder or Investor is the settlor and a trustee for the benefit of such spouse, children or parents, provided that any such trust does not require or permit distribution of any Registrable Securities during the term of this Agreement, or (B) the heirs, executors, administrators, guardians or conservators thereof, and (ii) with respect solely to the Investors, (A) any such Investor's affiliates, partners, members, directors, employees, general partners or managing members of such Investor; (B) a liquidating trust established for the benefit of any partners or members of such Investor; or (C) any investment fund or other entity controlled or managed by an Affiliate of such Investor.

                  (k) The term "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company, and any other entity or organization, governmental or otherwise.

                  (l) The term "Preferred Stock" (including the shares of Series A Preferred Stock issued or issuable upon conversion of the Series B Preferred Stock) shall mean the Series A Preferred Stock of the Company, and any other securities into which the Preferred Stock may be converted or exchanged pursuant to a plan or recapitalization, reorganization, merger, sale of assets or otherwise.

                  (m) The term "Pro Rata Share" shall mean the percentage that the Shares held by the Investors then represents of all Shares, giving effect to the conversion of convertible


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securities and assuming the exercise of all vested outstanding options, warrants or subscription rights.

                  (n) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (o) The term "Registrable Securities" means (i) the Common Stock now held or issuable or issued upon conversion of the Preferred Stock and held by the Investors or their Permitted Transferees (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), (ii) any shares of Common Stock held by the Management Stockholders and any Permitted Transferees (including Common Stock issued upon conversion of the Class B Common Stock), (iii) any shares of Common Stock issued or issuable upon the exercise of warrants held by the Investors or their Permitted Transferees; and (iv) any shares of Common Stock issued or issuable with respect to any such shares described in clause (i) or
(ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, or (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act.

                  (p) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (q) The term "SEC" shall mean the Securities and Exchange Commission.

                  (r) The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (s) The term "Shares" means the shares of Common Stock and any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

                  2. REGISTRATION RIGHTS.

                  2.1 DEMAND REGISTRATION RIGHTS.

                  (a) If the Company shall receive at any time after one (1) year after the effective date of the first registration statement for an Initial Public Offering of securities of the Company, a written request from the Investors or their Permitted Transferees holding at least a


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majority of the Registrable Securities held in the aggregate by the Investors and their Permitted Transferees that the Company file a registration statement under the Securities Act covering the registration of at least that number of Registrable Securities yielding gross proceeds of $10,000,000, then the Company shall:

                           (i) within ten (10) days of the receipt thereof, give
written notice of such request to all Investors; and

                           (ii) use its best efforts to file, as soon as
practicable and in any event within sixty (60) days of the receipt of such request, a registration statement with the SEC under the Securities Act covering all Registrable Securities which the Investors request to be registered (within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 4.7) subject to the limitations of Section 2.1(b), and thereafter to use its best efforts to cause the registration statement to be declared effective as soon as practicable.

                  (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) and the Company shall include such information in the written notice referred to in Section 2.1(a). The managing underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Investor to include his Registrable Securities in such registration shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Investor) to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(j)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any other Persons (other than the Investors holding Registrable Securities) having a contractual, incidental "piggy back" right to include such securities in the registration statement, (ii) second, shares sought to be registered by the Company, (iii) third, Registrable Securities of Holders who are not Investors, and (iv) fourth, Registrable Securities held by the Investors, it being understood that no shares shall be registered for the account of the Company or any stockholder other than the Investors unless all Registrable Securities for which Investors have requested registration have been registered. Any reduction of the number of Registrable Securities pursuant to clauses (ii), (iii) or (iv) shall be made with respect to each tranche on a pro rata basis within each tranche (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each tranche).

                  (c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially


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detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred and twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

                           (i) After the Company has effected one (1)
registration pursuant to this Section 2.1 and such registration has been declared or ordered effective;

                           (ii) During the period starting with the date thirty
(30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or

                           (iii) If the Initiating Holders propose to dispose of
shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.10 below.

                  2.2 COMPANY REGISTRATION.If the Company at any time proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with a firm commitment underwritten public offering of such securities (other than an Initial Public Offering consummated by December 31, 1999 or a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder at least thirty (30) days written notice of its intention to do so. Upon the written request of each Holder given within twenty (20) days after receipt of such notice by the Holder in accordance with Section 4.7, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered; PROVIDED, HOWEVER, that if the Company is advised in writing in good faith by the managing underwriter of the Company's securities that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and PROVIDED FURTHER, that the shares to be excluded shall be determined in the following order of priority: (i) first, securities held by any Persons not having any such contractual, incidental registration rights,
(ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and
(iii) third, Registrable Securities held by the Management Stockholders and the Investors PRO RATA based upon the aggregate number of Registrable Securities requested to be registered pursuant to this Section 2.2.


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                  2.3 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

                  (a) Use its best efforts to prepare and file with the SEC a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply in all material respects with the requirements of the SEC, and use its best efforts to cause such registration statement to become and remain effective until the completion of the proposed offering (but for no more than One Hundred Eighty (180) days); provided, however, that (i) such One Hundred Eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such One Hundred Eighty
(180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or
(II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement;

                  (b) Use its best efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all of the securities covered by such registration statement;

                  (c) Furnish to the Holders and the underwriters, if any, such numbers of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the sale or other disposition of the securities owned by them;

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things that may be necessary under such securities and blue sky laws to enable such selling Holders to consummate the sale or other disposition of the securities owned by them; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;


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                  (e) Within a reasonable time before each filing of the
registration statement or prospectus or amendments or supplements thereto with the SEC, furnish to counsel selected by any holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel and any written comments from the SEC with respect to such documents;

                  (f) Promptly notify each selling Holder of Registrable Securities, such selling Holder's counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (g) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement and, if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

                  (h) If requested by the managing underwriter or underwriters (if any), any selling holder, or such selling Holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling Holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                  (i) Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the "Inspectors"), upon request, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

                  (j) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or underwriters of such offering;


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                  (k) Use its best efforts to cause all such Registrable
Securities registered pursuant to such registration statement to be listed on each securities exchange or quoted on the quotation system on which the Company's Common Stock is then listed or quoted (or if the Common Stock of the Company is not yet listed or quoted, then on such exchange or quotation system as the selling Holders of Registrable Securities and the Company shall mutually agree);

                  (l) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (m) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

                  (n) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

                  (o) Otherwise cooperate with the underwriter(s), the SEC and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

                  2.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Holder's Registrable Securities.

                  2.5 EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1 or Section 2.2 (which right may be assigned as provided in Section 2.11), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of


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a single counsel for the selling Holders shall be borne by the Company. The
Investors shall bear the expenses with respect to registrations pursuant to
Section 2.10 PRO RATA.

                  2.6 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

                  2.7 DAMAGES. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

                  2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) The Company shall indemnify and hold harmless each selling Holder, each underwriter (as defined in the Securities Act) and each Person who participates in the offering of securities under such registration statement, and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the "Indemnified Person"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (joint or several), or actions in respect thereof, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law which arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law or (iv) any breach of any representation, warranty, agreement or covenant made by the Company in this Agreement, and the Company shall pay to each such Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable to any Indemnified Person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Person expressly for use therein.


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                  (b) To the extent permitted by law, each selling Holder of
Registrable Securities included in such registration being effected shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each underwriter, any other Holder selling securities in such registration statement and any Person who controls (within the meaning of the Securities Act) the Company, such underwriter or such Holder (individually or collectively, also the "Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several), or actions in respect thereof, to which they may become subject, under the Securities Act or any other statute or at common law, which arise out of or are based upon any other statute or at common law, which arises out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances in which such statements were made or (iii) any breach of any representation, warranty, agreement or covenant made by such Holder in this Agreement; in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such selling holder specifically for use therein; and such selling holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that such selling Holder's obligations hereunder shall be limited to an amount equal to the proceeds (net of underwriting discounts, commissions and expenses) to such selling Holder of the securities sold in any such registration; and provided further, that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.8 of a complaint, claim or notice of the commencement of any liability or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.8, promptly notify the indemnifying party of such complaint, claim, notice or action, and such indemnifying party shall have the right to investigate and assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and the expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to promptly defend, in which case the reasonable fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party for any losses, claims, damages or liabilities for which indemnification would otherwise be available under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's prior written consent which shall not be unreasonably withheld.

                  (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company, the respective selling Holders of Registrable Securities, severally and not jointly, and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the respective selling Holders of Registrable Securities, severally and not jointly, and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders of Registrable Securities or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the selling Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 2.8 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Stockholder be required to contribute any amount under this Section
2.8 in excess of the proceeds (net of underwriting discounts, commissions and expenses) received by such Selling Stockholder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (e) If one or more of the Holders enter into an underwriting agreement in connection with the registration of their Registrable Securities, the provisions of such underwriting agreement concerning indemnification shall supercede the provisions of this Section 2.8. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise, and the termination of this Agreement.

                  2.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 (together, with any successor rule, Rule 144) promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, and take all action as may be required as a condition to the availability of SEC Rule 144;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

                  (e) facilitate and expedite transfers of Registrable Securities pursuant to SEC Rule 144, including providing timely notice to its transfer agent to expedite such transfers.

                  2.10 FORM S-3 REGISTRATION. After the first public offering of its securities registered under the Securities Act, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall use its best efforts to:

                  (a) promptly give at least thirty (30) days written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.10: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than One Million Dollars ($1,000,000); (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.10; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.10; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall use its best efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.10 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.

                  2.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to (i) a Permitted Transferee (as defined above) of such Registrable Securities or (ii) a transferee who acquires at least 60,000 shares of Registrable Securities (adjusted for any stock dividend, combination, stock split or reclassification), provided in both cases: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.13 below.

                  2.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding of a majority of the outstanding Registrable Securities held by the Investors, (a) allow purchasers of the Company's securities to become a party to this Agreement or (b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

                  2.13 "MARKET STAND-OFF" AGREEMENT. Each Investor and Management Stockholder hereby agrees that, during the period of duration specified by the Company and the managing underwriter of Common Stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such periods except Common Stock included in such registration; provided, however, that:

                  (a) officers and directors of the Company, and all holders of more than Five Percent (5%) of the outstanding capital stock of the Company, enter into similar written agreements; and

                  (b) for the Initial Public Offering, such market stand-off time period shall not exceed one hundred eighty (180) days, and for any other offering, such period shall not exceed ninety (90) days.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                  2.14 AMENDMENTS. The provisions of this Section 2 may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of (i) each of the Investors and (ii) the Management Stockholders.

                  2.15 TERMINATION OF REGISTRATION RIGHTS. The rights set forth in Sections 2.1, 2.2. and 2.10 herein shall terminate with respect to a Holder upon the earlier of (i) the third anniversary of the Initial Public Offering, and (ii) the date on which such Holder may sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act.

                  3. COVENANTS OF THE COMPANY AND THE INVESTORS.

                  The Company agrees for the benefit of the Investors that it shall comply with the covenants set forth in Sections 3.1, 3.2 and 3.3 and each of the Investors agrees for the benefit of the Company that it shall comply with the covenants set forth in Section 3.4, provided that all covenants set forth in this Section 3 shall terminate as of the closing of the earlier of (i) the Company's Initial Public Offering with an aggregate offering price of at least $25,000,000 and (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, or a sale of all or substantially all of the assets of the Company.

                  3.1 PRE-EMPTIVE RIGHTS. So long as an Investor holds at least 60,000 Registrable Securities or at least 60,000 shares of Series B Preferred Stock (adjusted for any stock dividend, combination, stock split or reclassification), the Company hereby grants such Investor certain pre-emptive rights with respect to future sales of equity securities by the Company. The Company agrees that it will not sell or issue any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Securities"), unless the Company shall first submit a written offering of such Securities to the Investors in accordance with the following provisions:

                           (1) The Company shall deliver a notice by certified
mail ("Notice") to the Stockholders stating (i) that the Company is offering such Securities, (ii) the number of such Securities to be offered, and (iii) the price and material terms, if any, upon which it proposes to offer such Securities, and offering the Stockholders the opportunity to purchase their Pro Rata Share of the Securities on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such Securities to a third party or parties.

                           (2) Within twenty (20) days after receipt of the
Notice, the Stockholders may elect to purchase or obtain, at the price and on the terms and conditions specified in the Notice, up to their Pro Rata Share of such Securities. The Company shall promptly, in writing, inform each Stockholder who purchases all the Securities available to it (each a "Fully Exercising Stockholder") of any other Stockholder's failure to do likewise. During the ten
(10) day period commencing after the receipt of such information, each Fully Exercising Stockholder shall be entitled to obtain that portion of the Securities not subscribed for by the other Stockholders which is equal to the proportion that the number of Shares issued and held by, or issuable to, such Fully Exercising Stockholder bears to the total number of Shares issued and held by, or issuable to, all Fully Exercising Stockholders who wish to purchase some of the unsubscribed Securities.

                           (3) If all Securities referred to in the Notice which
the Stockholders are entitled to obtain pursuant to Section 3.1(1) are not elected to be obtained as provided in Section 3.1(2) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 3.1(2) hereof, offer the remaining unsubscribed portion of such Securities to any person or persons at a price not less than, and upon terms and conditions no more favorable to the offeree than those specified in the Notice. If the Company does not consummate a sale of the Securities within such sixty
(60) day period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first re-offered to the Stockholders in accordance herewith.

                           (4) The pre-emptive rights in this Section 3.1 shall
not be applicable (i) to the issuance or sale of Common Stock (or the grant of options therefor) under the Company's stock option and stock purchase plans currently in effect or hereinafter adopted (collectively, the "Plans"), (ii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof, (iii) to the issuance of securities pursuant to strategic alliances or other partnering agreements approved by the Board of Directors, (iv) to the issuance of Securities pursuant to an acquisition of all or substantially all of the stock or assets of another entity, (v) to issuances of Securities within 40 days of the date hereof; PROVIDED, such issuances are made on no more favorable terms than the terms of the Securities issued to the Investors under the Purchase Agreement, or (vi) issuances of Class A Common Stock upon the conversion of Preferred Stock, and issuances of Series A Preferred Stock upon the conversion of Series B Preferred Stock.

                           (5) The pre-emptive rights set forth in this Section
3.1 may not be assigned or transferred except by the Investors to a Permitted Transferee.

                  3.2 DELIVERY OF FINANCIAL STATEMENTS. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Investors the following reports:

                  (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, a copy of the balance sheet of the Company as of the end of such year, together with statements of income and retained earnings and cash flow of the Company for such year, audited and reported on by independent public accountants of recognized national standing reasonably satisfactory to the Board of Directors, prepared in accordance with generally accepted accounting principles and practices consistently applied;

                  (b) as soon as available and in any event within fifty-five
(55) days after the end of each quarter of each fiscal year, a copy of the balance sheet of the Company as of the end of such quarter, together with statements of income and retained earnings and cash flow of the Company for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in a manner consistent with generally accepted accounting principles and practices consistently applied;

                  (c) at least thirty (30) days prior to the beginning of each fiscal year, monthly financial projections for the upcoming fiscal year in detail reasonably satisfactory to the Investors; and

                  (d) such other information relating to the financial condition, business, prospects or results of operations as Investors holding a majority of the Registrable Securities then held by the Investors may reasonably request.

                  3.3 INSPECTION. For so long as an Investor holds at least 60,000 Registrable Securities or at least 60,000 shares of Series B Preferred Stock (adjusted for any stock dividend, combination, stock split or reclassification), the Company will, upon reasonable prior notice to the Company, permit authorized representatives (including, without limitation, accountants and legal counsel) of such Investor, at the Investor's expense, to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested by the Investors; provided, that the Company may, as a condition to the exercise of such visitation or inspection rights, require such persons to execute a standard form non-disclosure agreement in form and substance satisfactory to the Company.

                  3.4 RIGHT OF FIRST REFUSAL. If at any time an Investor desires to transfer any shares of Registrable Securities or Series B Preferred Stock other than to a Permitted Transferee, then such Investor shall deliver a written notice to the Company (the "Offer Notice"). The Offer Notice shall state in reasonable detail the type and number of Registrable Securities to be transferred (the "Offered Securities") and the terms and conditions of such proposed transfer, including the aggregate purchase price to be paid for the Offered Securities and the identity of the proposed transferee(s). The Company shall have twenty (20) days from the date of delivery of the Offer Notice to deliver a written notice to such Investor (the "Acceptance Notice"), electing to purchase all or a portion of the Offered Securities on the terms and conditions, and for the aggregate purchase price, set forth in the Offer Notice, in which case the closing of the purchase by the Company of such shares shall take place as soon as practicable but in no event more than 30 days after delivery of the Acceptance Notice. In the event that the Company does not deliver an Acceptance Notice within 20 days of receipt of the Offer Notice, the Investor shall offer (the "Second Offer Notice") the Offered Securities to the remaining Investors and the Management Stockholders on a pro rata basis. The remaining Investors and the Management Stockholders shall have twenty (20) days from the receipt of such Second Offer Notice to deliver a written notice to the offering Investor electing to purchase all or a portion of the Offered Securities offered to such Investor or Management Stockholder in the Second Offer Notice on the terms and conditions, and for the aggregate purchase price, set forth in the Second Offer Notice, in which case the closing of the purchase by the other Investors and Management Stockholders of such shares shall take place as soon as practicable but in no event more than 30 days after delivery of their Acceptance Notice. Any Offered Securities not purchased by the Company, the other Investors or the Management Stockholders may be sold by the offering Investor to third parties on terms no less favorable to the offering Investor for a period of sixty (60) days.

                  4. MISCELLANEOUS.

                  4.1 SURVIVAL OF COVENANTS. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and, except as provided herein, shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

                  4.2 LEGEND ON SECURITIES. The Company, the Investors and the Management Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Investors, the Management Stockholders or their Permitted Transferees:

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN INVESTORS' RIGHTS AGREEMENT DATED AS OF MAY 20, 1999, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                  4.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  4.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, exclusive of the provisions thereof governing conflicts of laws.

                  4.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.6 TITLES AND SUBTITLES; GENDER. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine member, and vice versa as the context may require.

                  4.7 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon the date of transmittal of services via telecopy to the party to whom notice is being given, or on the fifth day after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, return receipt requested, and addressed to the other party to:

                  (a) if to the Company, c/o 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, New York 11590, attention to Chief Executive Officer, with a copy to Brobeck, Phleger & Harrison LLP, New York, New York 10019, attention to Alexander D. Lynch, or such other address designated by the Company to the Investors and the other parties hereto in writing;

                  (b) if to the Investors, at the mailing address as shown on the signature pages hereto, with a copy to (i) Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, attention to Laurent Alpert, (ii) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, 155 Constitution Drive, Menlo Park, California 94025, attention to Steve Spurlock,
(iii) Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention to William Curbow, and (iv) Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, attention to Stephen A. Grant, or at such other address designated by an Investor to the Company and the other Investors in writing.

                  (c) if to the Management Stockholders, attention to James F. McCann and Christopher G. McCann, c/o 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, New York 11590, with a copy to Brobeck, Phleger & Harrison LLP, New York, New York 10019, attention to Alexander D. Lynch, and Gallagher, Walker, Bianco & Plastaras, 98 Willis Avenue, Mineola, New York 11501, attention to Jerry Gallagher, or such other address designated by the Management Stockholders to the Company and the Investors hereto in writing.

                  4.8 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  4.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) Management Stockholders (or their Permitted Transferees) representing a majority in interest of the Common Stock held by all Management Stockholders (or their Permitted Transferees), and (iii) each of the Investors (or their Permitted Transferees) holding eighty-five percent (85%) of the sum of Registrable Securities and Series B Preferred Stock then outstanding and held by the Investors (or their Permitted Transferees). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Purchase Agreement then outstanding, each future holder of all such securities, and the Company.

                  4.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  4.11 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  4.12 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement and the documents referred to herein constitute the entire agreement among the parties with regard to the subjects hereof and thereof.

               [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have caused this Investors' Rights Agreement to be duly executed and delivered as of the date first above written.

                                   1-800-FLOWERS.COM, INC.


                                   By: /s/ James F. McCann
                                      __________________________________
                                   Name:    James F. McCann
                                   Title:   Chief Executive Officer


                                   MANAGEMENT STOCKHOLDERS:
                                   ________________________

                                   JAMES F. MCCANN

                                   /s/ James F. McCann
                                   _____________________________________
                                   Address:  1600 Stewart Avenue
                                             Westbury, NY 11590


                                   CHRISTOPHER G. MCCANN

                                   /s/ Christopher G. McCann
                                   _____________________________________
                                   Address:  1600 Stewart Avenue
                                             Westbury, NY 11590


                          INVESTORS' RIGHTS AGREEMENT

                                   SOFTBANK AMERICA INC.


                                   By: /s/ Steven J. Murray
                                      ________________________________
                                   Name:    Steven J. Murray
                                   Title:   Treasurer


                          INVESTORS' RIGHTS AGREEMENT

                                   FORUM HOLDING AMSTERDAM B.V.


                                   By: /s/ Jean-Bernard Tellio
                                      _______________________________________
                                   Name:     Jean-Bernard Tellio
                                   Address:  Lokatellikade 1
                                             Parnassustoren
                                             1076 AZ Amsterdam
                                             THE NETHERLANDS


                          INVESTORS' RIGHTS AGREEMENT

                            CHASE VENTURE CAPITAL ASSOCIATES

                          By:      Chase Capital Partners,
                                   its General Partner


                          By:      /s/ Stephen P. Murray
                                   __________________________________
                                   Stephen P. Murray
                                   General Partner


                          INVESTORS' RIGHTS AGREEMENT

                          BENCHMARK CAPITAL PARTNERS II, L.P.
                          as nominee for
                          Benchmark Capital Partners II, L.P.
                          Benchmark Founders' Fund II, L.P.
                          Benchmark Founders' Fund II-A, L.P.
                          Benchmark Members' Fund, L.P.

                          By: Benchmark Capital Management Co. II, L.L.C., its general partner


                          By: /s/ Kevin Harvey
                              _________________________________________
                              Managing Member


                          BENCHMARK CAPITAL PARTNERS III, L.P.
                          as nominee for
                          Benchmark Capital Partners III, L.P.
                          Benchmark Founders' Fund III, L.P.
                          Benchmark Founders' Fund III-A, L.P.
                          Benchmark Members' Fund III, L.P.

                          By: Benchmark Capital Management Co. III, L.L.C., its general partner


                          By: /s/ Kevin Harvey
                              _________________________________________
                              Managing Member


                          BENCHMARK INVESTORS III, L.P.

                          By: Benchmark Capital Management Co. III, L.L.C., its general partner


                          By: /s/ Kevin Harvey
                              _________________________________________
                              Managing Member


                          INVESTORS' RIGHTS AGREEMENT

                          BROBECK, PHLEGER & HARRISON LLP


                          By: /s/ Alexander D. Lynch
                              _________________________________________
                              Name: Alexander D. Lynch
                              Title: Partner


                          INVESTORS' RIGHTS AGREEMENT

                          /s/ T. Guy Minetti
                          -----------------------------------------
                          T. Guy Minetti


                          /s/ Gerard M. Gallagher
                          -----------------------------------------
                          Gerard M. Gallagher


                          /s/ Alexander D. Lynch
                          -----------------------------------------
                          Alexander D. Lynch


                          /s/ Kenneth R. McVay
                          -----------------------------------------
                          Kenneth R. McVay


                          INVESTORS' RIGHTS AGREEMENT